Exhibit 4.2 - Amended Warrants issued to investors in private placements in October and November, 2001

TENGTU INTERNATIONAL CORP.

COMMON STOCK WARRANT

NEITHER THIS WARRANT NOR THE SECURITIES ISSUABLE UPON EXERCISE THEREOF HAVE BEEN REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE OR CANADIAN PROVINCE, OR UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). THIS WARRANT IS RESTRICTED AND MAY NOT BE OFFERED, RESOLD, PLEDGED OR TRANSFERRED EXCEPT AS PERMITTED UNDER THE ACT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS.


Void after one year from the date of Right to Purchase ___________ shares of effectiveness of a registration statement Common Stock (subject to adjustment) covering the shares into which this warrant is exercisable

PREAMBLE

           Tengtu International Corp., a Delaware corporation (the "Company"), hereby certifies that, for value received, ___________________, the holder hereof (the "holder"), is entitled, subject to the terms set forth below, to purchase from the Company at any time or from time to time before 5:00 P.M. New York time, on a date that is one year after the date of effectiveness of a registration statement filed with the Securities and Exchange Commission covering the shares into which this warrant is exercisable (the "Termination Date"), fully paid and nonassessable shares of the Company's $.01 par value per share common stock (the "Common Stock"). The purchase price per share (the "Purchase Price") shall be, in the event of a purchase at any time during the period commencing on the date hereof and ending on the Termination Date, U.S.$1.20. The number of shares of Common Stock and the amount of the Purchase Price are subject to adjustment as provided herein.

           This warrant is the Warrant (this "Warrant"), evidencing the right to purchase shares of Common Stock of the Company, issued pursuant to that certain Stock Purchase Agreement dated October 31, 2001 (the "Stock Purchase Agreement"), between the Company and the Holder. This Warrant hereby replaces the original Warrant granted to Holder dated October 31, 2001.Capitalized terms used and not otherwise defined herein shall have the meanings set forth for such terms in the Stock Purchase Agreement. This Warrant evidences the right to purchase an aggregate of _____________ shares of Common Stock of the Company, subject to adjustment as provided in this Warrant.

           As used herein, the following terms, unless the context otherwise requires, have the following respective meanings:

           (a) The term "Company" includes any corporation which shall succeed to or assume the obligations of the Company hereunder.

           (b) The term "Common Stock" includes all stock of any class or classes (however designated) of the Company, authorized on or after the date hereof, the holders of which shall have the right, without limitation as to amount, either to all or to a share of the balance of current dividends and liquidating dividends after the payment of dividends and distributions on any shares entitled to preference, and the holders of which shall ordinarily, in the absence of contingencies, be entitled to vote for the election of a majority of directors of the Company (even though the right so to vote has been suspended by the happening of such a contingency).

           (c) The term "Other Securities" refers to any stock (other than Common Stock) and other securities of the Company or any other person (corporate or otherwise) which the Holder of this Warrant at any time shall be entitled to receive, or shall have received, on the exercise of this Warrant, in lieu of or in addition to Common Stock, or which at any time shall be issuable or shall have been issued in exchange for or in replacement of Common Stock or Other Securities pursuant to Section 6 or otherwise.





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           (d) The term "Registration Statement" means any registration statement of the Company filed or to be filed with the SEC which covers any of the Registrable Securities pursuant to the provisions of this Warrant, including all amendments (including post-effective amendments) and supplements thereto, all exhibits thereto and all material incorporated therein by reference.

           (e) The term SEC, "Securities and Exchange Commission" or "Commission" refers to the Securities and Exchange Commission or any other federal agency then administering the Securities Act.

           (f) The term "Shares" means the Common Stock issued or issuable upon exercise of this Warrant.

           (g) The term "Securities Act" means the Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations of the Securities and Exchange Commission thereunder, all as the same shall be in effect at the time.

           (h) The term "Securities Exchange Act" means the Securities Exchange Act of 1934, as amended, or any successor federal statute, and the rules and regulations of the Securities and Exchange Commission thereunder, all as the same shall be in effect at the time.

1.         Restricted Stock.

           1.1 If, at the time of any transfer or exchange (other than a transfer or exchange not involving a change in the beneficial ownership of this Warrant or the Shares) of this Warrant or the Shares, this Warrant or the Shares shall not be registered under the Securities Act, the Company will require, as a condition of allowing such transfer or exchange, that the Holder or transferee of this Warrant or the Shares, as the case may be, furnish to the Company an opinion of counsel reasonably acceptable to the Company or a "no action" or similar letter from the Securities and Exchange Commission to the effect that such exercise transfer or exchange may be made without registration under the Securities Act. In the case of such transfer or exchange and in the case of an exercise of this Warrant if the Shares to be issued thereupon are not registered pursuant to the Securities Act, the Company will require a written statement that this Warrant or the Shares, as the case may be, are being acquired for investment and not with a view to the distribution thereof. The certificates evidencing the Shares issued on the exercise of this Warrant shall, if such Shares are being sold or transferred without registration under the Securities Act, bear a legend similar to the legend on the face page of this Common Stock Purchase Warrant.




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           1.2 (a) The Company shall make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times from and after 90 days following the effective date of the first registration of the Company under the Securities Act of an offering of its securities to the general public.

           1.2 (b) The Company shall file with the Commission in a timely manner all required reports and other documents as the Commission may prescribe under
Section 13(a) or 15(d) of the Exchange Act.

           1.2 (c) The Company shall furnish to the Holder of this Warrant or the Shares designated by the Holder, forthwith upon request, (i) a written statement by the Company as to its compliance with the reporting requirements under the Securities Act (at any time from and after 90 days following the effective date of the first registration statement of the Company for an offering of its securities to the general public) and of the reporting requirements of the Exchange Act, (ii) a copy of the most recent annual or quarterly report of the Company, (iii) any other reports and documents necessary to satisfy the information-furnishing condition to offers and sales under Rule 144A under the Securities Act, and (iv) such other reports and documents as the Holder of this Warrant or the Shares reasonably requests to avail itself of any rule or regulation of the Commission allowing the Holder to sell any such securities without registration.

2.         Exercise of Warrant.

           2.1 Exercise in Full. The Holder of this Warrant may exercise it in full by surrendering this Warrant, with the form of subscription at the end hereof duly executed by the Holder, to the Company at its principal office. The surrendered Warrant shall be accompanied by payment, in cash or by certified or official bank check payable to the order of the Company, in the amount obtained by multiplying the number of shares of Common Stock called for on the face of this Warrant by the applicable Purchase Price.

           2.2 Partial Exercise. This Warrant may be exercised in part by surrender of this Warrant in the manner and at the place provided in Subsection
2.1 except that the amount of Common Stock obtained through the exercise shall be calculated by multiplying (a) the number of shares of Common Stock called for on the face of this Warrant as shall be designated by the Holder in the subscription at the end hereof by (b) the Purchase Price. On any such partial exercise, subject to the provisions of Section 2 hereof, the Company at its expense will forthwith issue and deliver to, or upon the order of the Holder, a new Warrant or Warrants of like tenor, in the name of the Holder, calling in the aggregate on the face or faces thereof, for the number of shares of Common Stock equal to the number of such shares called for on the face of this Warrant minus the number of such shares designated by the Holder in the subscription at the end hereof.

           2.3 Company Acknowledgment. The Company will, at the time of the exercise, exchange or transfer of this Warrant, upon the request of the Holder acknowledge in writing its continuing obligation to afford to the Holder any rights (including, without limitation, any right to registration of the Shares) to which the Holder shall continue to be entitled after such exercise or exchange in accordance with the provisions of this Warrant. If the Holder of this Warrant shall fail to make any such request, such failure shall not affect the continuing obligation of the Company to afford to the Holder any such rights.



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3. Delivery of Stock Certificates, Etc., on Exercise. As soon as practicable after the exercise of this Warrant, in full or in part, and in any event within ten business (10) days thereafter, the Company, at its expense, (including the payment by it of any applicable issue taxes) will cause to be issued in the name of and delivered to the Holder, a certificate or certificates for the number of fully paid and nonassessable Shares to which the Holder shall be entitled on such exercise. No fractional Share or scrip representing a fraction of a Share will be issued on exercise, but the number of Shares issuable shall be rounded to the nearest whole Share.

4.         Adjustment for Reorganization, Consolidation, Merger, Etc.

           4.1 Merger, Etc. If the Company shall (a) effect a reorganization,
(b) consolidate with or merge into any other person, or (c) transfer all or substantially all of its properties or assets to any other person under any plan or arrangement contemplating the dissolution of the Company (any such transaction being hereinafter sometimes referred to as a "Reorganization") then, in each such case, the Holder of this Warrant, on the exercise hereof as provided in Section 2 at any time after the consummation or effective date of such Reorganization (the "Effective Date"), shall receive, in lieu of the Shares issuable on such exercise prior to such consummation or such effective date, the stock and other securities and property (including cash) to which the Holder would have been entitled upon such consummation or in connection with such dissolution, as the case may be, if the Holder had so exercised this Warrant, immediately prior thereto. The successor corporation in any such Reorganization described in clause (b) or (c) above where the Company will not be the surviving entity (the "Acquiring Company") must agree prior to such Reorganization in a writing satisfactory in form and substance to the Holder that this Warrant shall continue in full force and effect and the terms hereof shall be applicable to the shares of stock and other securities and property receivable on exercise after the consummation of such Reorganization, and shall be binding upon the issuer of any such stock or other securities (including, in the case of any transfer of properties or assets referred to above, the person acquiring all or substantially all of the properties or assets of the Company). If the Acquiring Company has not so agreed to continue this Warrant, then the Company shall give 30 days' prior written notice to the Holder of this Warrant of such Reorganization, during which 30-day period (the "Notice Period") the Holder at its option and upon written notice to the Company shall be able to (i) exercise this Warrant or any part thereof at an exercise price (the "Discounted Exercise Price") equal to the then prevailing purchase price hereunder discounted at the Discount Rate (as used herein the "Discount Rate" shall mean the then prevailing interest rate on U.S. Treasury Notes issued on (or immediately prior to) the date of such 30-day notice and maturing on the Termination Date (or immediately prior thereto), such rate to be compounded annually through the Termination Date, and in no event to be less than 10% annually); or (ii) on the Effective Date, the Holder of this Warrant shall be paid an amount (the "Merger Profit Amount") equal to the difference between the fair market value per share of Common Stock of the Company being purchased by the Acquiring Company in the Reorganization and the Discounted Exercise Price described in clause (i) above and the Warrant shall simultaneously expire. The Merger Profit Amount shall be payable in the same form as the common stockholders of the Company shall be paid by the Acquiring Company for their shares of common stock of the Company. The fair market value of any noncash property received from the Acquiring Company upon the Reorganization shall be determined in good faith by the Board of Directors of the Company, as approved by the Company's stockholders.



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           4.2 Dissolution. Except as otherwise expressly provided in Subsection
5.1, in the event of any dissolution of the Company following the transfer of all or substantially all of its properties or assets, the Company, prior to such dissolution, shall at its expense deliver or cause to be delivered the stock and other securities and property (including cash, where applicable) receivable by the Holder of this Warrant after the effective date of such dissolution pursuant to this Section 4 to a bank or trust company having its principal office in New York, New York, as trustee for the Holder of this Warrant.

           4.3 Continuation of Terms. Except as otherwise expressly provided in Subsection 4.1, upon any reorganization, consolidation, merger or transfer (and any dissolution following any transfer) referred to in this Section 4, this Warrant shall continue in full force and effect and the terms hereof shall be applicable to the shares of stock and other securities and property receivable on the exercise of this Warrant after the consummation of such reorganization, consolidation or merger or the effective date of dissolution following any such transfer, as the case may be, and shall be binding upon the issuer of any such stock or other securities, including, in the case of any such transfer, the person acquiring all or substantially all of the properties or assets of the Company, whether or not such person shall have expressly assumed the terms of this Warrant as provided in Section 4.1.

           5. No Impairment. The Company will not, by amendment of its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will, at all times, in good faith, assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holders of this Warrant against dilution or other impairment. Without limiting the generality of the foregoing, the Company (a) will not increase the par value of any shares of stock receivable on the exercise of this Warrant above the amount payable therefor on such exercise and (b) will at all times reserve and keep available out of its authorized capital stock, solely for the purpose of issue upon exercise of this Warrant as herein provided, such number of shares of Common Stock as shall then be issuable upon exercise of this Warrant in full and shall take all such action as may be necessary or appropriate in order that all shares of Common Stock that shall be so issuable shall be duly and validly issued and fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof.




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6.         No Dilution.

           (a) In the event the Company shall pay a share dividend or other distribution payable in shares of Common Stock, or the issued shares of Common Stock shall be subdivided, combined or consolidated, by reclassification or otherwise, into a greater or lesser number of shares of Common Stock, the Purchase Price in effect immediately prior (and each Purchase Price in effect subsequent) to such subdivision or combination shall, concurrently with the effectiveness of such subdivision, combination or consolidation, be proportionately adjusted. In the case of a share dividend or other distribution payable in shares of Common Stock such adjustment shall occur as follows: the Purchase Price that is then in effect (and in effect at any time thereafter) shall be decreased or increased, as the case may be, as of the time of such issuance, or in the event a record date is fixed, as of the close of business on such record date, by multiplying or dividing the Purchase Price, as the case may be, then (and therefore) in effect by a fraction (1) the numerator of which is the total number of shares of issued Common Stock immediately prior to the time of such issuance or the close of business on such record date, as the case may be, and (2) the denominator of which is the total number of shares of issued Common Stock immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution; provided, however, that, if such record date is fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Purchase Price shall be recomputed accordingly as of the close of business on such record date and thereafter the Purchase Price shall be adjusted to reflect the actual payment of such dividend or distribution.

           (b) Upon the occurrence of each adjustment of the Purchase Price pursuant to this Section 6, the Company shall prepare a certificate setting forth such adjustment and showing in detail the facts upon which such adjustment is based.

           (c) The form of this Warrant need not be changed because of any change in the Purchase Price pursuant to this Section 6 and any Warrant issued after such change may state the same Purchase Price and the same number of shares of Common Stock as are stated in this Warrant as initially issued. However, the Company may at any time in its sole discretion (which shall be conclusive) make any change in the form of this Warrant that it may deem appropriate and that does not affect the substance thereof. Any Warrant thereafter issued or countersigned, whether in exchange or substitution for an outstanding Warrant or otherwise, may be in the form as so changed.

           (d)        In case at any time after the date of this Warrant:

           (i) The Company shall declare a dividend (or any other distribution) on its shares of Common Stock payable otherwise than in cash out of its earned surplus; or




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           (ii) The Company shall authorize any reclassification of the shares of its Common Stock, or any consolidation or merger to which it is a party and for which approval of any shareholders of the Company is required, or the sale or transfer of all or substantially all of its assets or all or substantially all of its issued and outstanding stock; or

           (iii) Events shall have occurred resulting in the voluntary and involuntary dissolution, liquidation or winding up of the Company; then the Company shall cause notice to be sent to the Holder at least twenty (20) days prior (or ten (10) day prior in any case specified in clause (i) above, or on the date of any case specified in clause (iii) above) to the applicable record date hereinafter specified, a notice stating (1) the date on which a record is to be taken or the purpose of such dividend, distribution or rights, or, if a record is not to be taken, the date as of which the holders of shares of Common Stock of record will be entitled to such dividend, distribution or rights are to be determined or (2) the date on which such reclassification, consolidation, merger, sale, transfer, initial public offering, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of shares of Common Stock or record shall be entitled to exchange their shares for securities or other property deliverable upon such reclassification, consolidation, merger, sale transfer, dissolution, liquidation or winding up. Failure to give any such notice of any defect therein shall not affect the validity of the proceedings referred to in clauses (i), (ii) and
(iii) above.

7. Reporting Requirements. The Company shall provide written notice to Holder of any AIneffective Period,@ as defined below, within two days of the commencement of any Ineffective Period. AIneffective Period@ shall mean any period of time after the effective date of a registration statement covering this Warrant or the Shares during the term hereof that such registration statement or any supplemental or amended registration statement becomes ineffective or unavailable for use for the sale or resale, as applicable, of any or all of the Shares for any reason (or in the event the prospectus is not current and deliverable).

8. Replacement of Warrants. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction of this Warrant, on delivery of an indemnity agreement or security reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, on surrender and cancellation of this Warrant, the Company at its expense will execute and deliver, in lieu thereof, a new Warrant of like tenor.

9. Expenses. The Company agrees to pay any and all stamp, transfer and other similar taxes payable or determined to be payable in connection with the execution and delivery of this Warrant and the issuance of this Warrant.

10. Warrant Agent. The Company may, by written notice to the Holder of this Warrant, appoint an agent having an office in New York, New York, or U.S. Stock Transfer Corp. for the purpose of issuing Shares on the exercise of this Warrants pursuant to Section 2, exchanging this Warrant pursuant to Section 6, and replacing this Warrant pursuant to Section 8, or any of the foregoing, and thereafter any such issuance, exchange or replacement, as the case may be, shall be made at such office by such agent.



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11. Remedies. The Company stipulates that the remedies at law of the Holder of this Warrant, in the event of any default or threatened default by the Company in the performance of or compliance with any of the terms of this Warrant, are not and will not be adequate, and that such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.

12. Negotiability, Etc. This Warrant is issued upon the following terms, to all of which the Holder or owner hereof, by the taking hereof, consents and agrees:

           (a) title to this Warrant may be transferred by endorsement (by the Holder executing the form of assignment at the end hereof) and delivery in the same manner as in the case of a negotiable instrument transferable by endorsement and delivery;

           (b) any person in possession of this Warrant, properly endorsed, is authorized to represent himself as absolute owner hereof and is empowered to transfer absolute title hereto by endorsement and delivery hereof to a bona fide purchaser hereof for value; each prior taker or owner waives and renounces all of his equities or rights in this Warrant in favor of each such bona fide purchaser, and each such bona fide purchaser shall acquire absolute title hereto and to all rights represented hereby; and

           (c) until this Warrant is transferred on the books of the Company, the Company may treat the registered holder hereof as the absolute owner hereof for all purposes, notwithstanding any notice to the contrary.

13. Notice, Etc. All notices and other communications from the Company to the Holder of this Warrant shall be mailed by first class registered or certified airmail, postage prepaid, at such address as may have been furnished to the Company in writing by the Holder.

14. Miscellaneous. This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought. This Warrant is being delivered in the State of New York and shall be construed and enforced in accordance with and governed by its laws. The headings in this Warrant are for purposes of reference only, and shall not limit or otherwise affect any of the terms hereof. This Warrant is being executed as an instrument under seal. All nouns and pronouns used herein shall be deemed to refer to the masculine, feminine or neuter, as the identity of the person or persons to whom reference is made herein may require.

15. Expiration. The right to exercise this Warrant shall expire at 5:00 P.M., New York time, on the Termination Date.



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Dated as of: October 31, 2001             TENGTU INTERNATIONAL CORP.

By:________________________
Name:      John Watt
Title: President

ATTACHMENT A


NOTICE OF EXERCISE

(To be Executed by the Registered Holder in order to Exercise the Warrant)

The undersigned holder hereby irrevocably elects to purchase ____ shares of Common Stock of Tengtu International Corp. (the ACompany@) pursuant to the Common Stock Warrant void after the Termination Date, as defined in the Warrant, issued by the Company according to the conditions set forth in said warrant and as of the date set forth below.*

Date of Exercise:

Number of Shares to be Purchased: __________________________________________

Applicable Purchase Price:

Signature:
[Name]

Address:

* This original Warrant must accompany this Notice of Exercise.





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